ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION                 FILED
                                       OF                          DEC 13 1996
                              OREGON BAKING COMPANY          SECRETARY OF STATE


         Pursuant to ORS 60.434, OREGON BAKING COMPANY hereby submits for filing the following Articles of Amendment to its Articles of Incorporation:

         1.       The name of the Corporation is Oregon Baking Company.

         2. The Articles of Incorporation are amended by amending Article II to read in its entirety as attached hereto as Attachment 1.

         3. Shareholder action is not required to adopt the amendment. The amendment was adopted by the Board of Directors without shareholder action.

         4. The amendment was adopted at a meeting of the Board of Directors on December 11, 1996.









                                  OREGON BAKING COMPANY




                                  By: /s/ Howard J. Wasserteil
                                      ------------------------------
                                     Howard J. Wasserteil, President

Person to contact about this filing:
Kaylene Lewis Kirchem, Corporate Securities Paralegal at (503) 778-2191

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                                   ARTICLE II
                                       OF
                          ARTICLES OF INCORPORATION OF
                              OREGON BAKING COMPANY
                                dba MARSEE BAKING


                                   ARTICLE II.

                                  Capital Stock
                                  -------------

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 6,000,000 shares, consisting of 5,000,000 shares of Common Stock with no par value (the "Common Stock") and 1,000,000 shares of Preferred Stock with no par value (the "Preferred Stock").

         A description of the respective classes of stock and a statement of the designations, preferences, voting power (if any), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

         A.   PREFERRED STOCK

              1. AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of shares of Preferred Stock in one or more series, at such time or times and for such consideration or considerations as the Board may determine. Each series shall be so designated to distinguish its shares from the shares of all other series and classes. All shares of a series of Preferred Stock shall have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the articles of amendment adopted by the Board of Directors creating the series and filed with the Oregon Secretary of State in accordance with the Oregon Business Corporation Act, of those of other series of the same class. Except as may otherwise be provided in these Articles of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes. To the extent not inconsistent with the Oregon Business Corporation Act and the provisions of these Articles of Incorporation, the authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, determination of the following:

                    (i)  The   number  of  shares  in  and  the   distinguishing
                         designation of that series;

                    (ii) Whether  the  shares of that  series  shall  have full, special, conditional, or limited voting rights, or no voting rights, except to the extent otherwise provided by law;
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                    (iii)Whether the shares of that series are  convertible  and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors of the Corporation;

                    (iv) Whether  shares of that series shall be redeemable  and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                    (v) Entitlement to distributions, calculated in any manner, including dividends that may be cumulative, non-cumulative, or partially cumulative and dividends which, for classes of stock other than Common Stock, may be participatory or non-participatory;

                    (vi) The  rights of  shares  of that  series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

                    (vii)Any other rights,  preferences  and limitations of that series permitted by law.

              2. SERIES A AND SERIES B PREFERRED STOCK DESIGNATION AND AMOUNT. 100,000 shares of the Corporation's authorized Preferred Stock are hereby designated as the Series A Convertible Preferred Stock (the "Series A Preferred Stock") and 510,575 shares of the Corporation's authorized Preferred Stock are hereby designated as the Series B Convertible Preferred Stock ("Series B Preferred Stock"). No authorized but unissued shares of Series B Preferred Stock may be issued or sold by the Corporation after February 15, 1997.

              3. DIVIDENDS. The holders of shares of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum of $0.60 per share (the "Accruing Dividends"). Accruing Dividends shall accrue from day-to-day, whether or not earned or declared, and shall be cumulative. The holders of shares of Series B Preferred Stock shall not be entitled to Accruing Dividends.

              4. Liquidation, Dissolution or Winding Up.

                 a. PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes (whether such assets are capital, surplus or earnings) before any sums shall be paid or any assets distributed among the holders of Common Stock, an amount equal to the greater of:

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

                    (1) $6.00 per share of Series A Preferred Stock plus an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and $2.50 per share of Series B Preferred Stock, plus any other dividends declared but unpaid thereon, computed up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock or Series B
Preferred Stock, as the case may be, with respect to such liquidation, dissolution or winding up, or

                    (2) the amount per share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, that would have been payable had each such share been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 6 hereof plus, in the case of the Series A Preferred Stock only, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared), and, in the case of both the Series A Preferred Stock and Series B Preferred Stock, any other dividends declared but unpaid thereon, computed up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, with respect to such liquidation, dissolution or winding up.

If the assets of the Corporation shall be insufficient to permit the payment in full to holders of the Series A Preferred Stock and Series B Preferred Stock of the amount thus distributable, then the entire assets of the Corporation available for such distribution shall be distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the liquidation preference for such Preferred Stock as set forth above; provided, however, no series of Preferred Stock shall be entitled to receive an amount greater than the liquidation preference for such series provided in clause (1) or clause (2) above, as the case may be. After such payment shall have been made in full to the holders of the Series A Preferred Stock and Series B Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock and Series B Preferred Stock so as to be available for such payment, holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation and shall have no further rights of conversion, and the remaining assets available for distribution shall be distributed among the holders of the Common Stock.

                 b. TREATMENT OF REORGANIZATIONS, CONSOLIDATIONS, MERGERS, AND SALES OF ASSETS. A reorganization as provided in Section 6h or a consolidation or merger of the Corporation or sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4; provided, however, that, in any such event, each holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall have the right to elect the benefits of the provisions of Section 6h hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 4.

                 c. DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section 4 shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

              5. VOTING POWER. Except as otherwise required by law, each holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of votes that would be accorded to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock or Series B Preferred Stock could be converted, pursuant to the provisions of Section 6 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock shall vote together as a single class on all matters.

              6. CONVERSION RIGHTS. The holders of the Series A Preferred Stock and Series B Preferred Stock shall have the following conversion rights:

                 a. GENERAL. Subject to and in compliance with the provisions of this Section 6, any shares of the Series A Preferred Stock or Series B Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and non-assessable shares (calculated as to each conversion to the largest whole share) of Common Stock; provided, however, shares of Series A Preferred Stock may not be converted prior to December 31, 2000. The number of shares of Common Stock to which a holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be entitled upon conversion shall be the product obtained by multiplying the appropriate Applicable Conversion Rate (determined as provided in Sections 6c, d and e) by the number of shares of Series A Preferred Stock or Series B Preferred Stock being converted.

                 b. CONVERSION UPON PUBLIC OFFERING.

                    (1) All the outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall, at the option of the Corporation and upon written notice to the holders thereof given within 10 days prior to the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share of not less than $10.00 (subject to equitable adjustment in the event of any stock split, combination or similar event affecting the Common Stock) and in which the aggregate net proceeds to the Corporation exceed $7,500,000, be converted, effective upon such closing, into the number of shares of Common Stock to which a holder of Series A Preferred Stock or Series B Preferred Stock shall be entitled upon conversion pursuant to Section 6a hereof. Such conversion shall occur automatically without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Nothing in this Section 6b, however, shall limit or in any way restrict the rights of the holders of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, to convert such shares into shares of Common Stock at any time pursuant to
Section 6a immediately above.

                    (2) Upon  the  occurrence  of the  conversion  specified  in
Section 6b(1), the holders of such Series A Preferred Stock and Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, the Corporation shall issue and deliver to such holder (i) a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, surrendered were convertible on the date on which such conversion occurred; (ii) in the case of the Series A Preferred Stock only, cash in the amount of all unpaid Accruing Dividends on such shares of Series A Preferred Stock (whether or not declared), (iii) in the case of both the Series A and Series B Preferred Stock, any other dividends declared but unpaid thereon, computed up to and including the Conversion Date, and (iv) cash, as provided in
Section 6k, in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion or pay any of the amounts required to be paid by the Corporation unless certificates evidencing such shares of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                    (3) Effective upon the conversion of all outstanding shares of the Corporation's Series B Preferred Stock into Common Stock as provided in
Section 6b(1), the shares so converted shall be retired and, thereafter, shall not be issuable by the Corporation.

                 c. APPLICABLE CONVERSION RATE. The conversion rate in effect at any time (the "Applicable Conversion Rate") shall be, in the case of the Series A Preferred Stock, the quotient obtained by dividing $6.00 by the Applicable Conversion Value for the Series A Preferred Stock, or, in the case of the Series B Preferred Stock, the quotient obtained by dividing $2.50 by the Applicable Conversion Value for the Series B Preferred Stock, calculated as provided in
Section 6d.

                 d. APPLICABLE CONVERSION VALUE. The Applicable Conversion Value for the Series A Preferred Stock and Series B Preferred Stock shall be $6.00 and $2.50, respectively, except that such amounts shall be adjusted from time to time in accordance with this Section 6.

                 e. ADJUSTMENTS TO APPLICABLE CONVERSION VALUE.

                    (1) UPON ISSUANCES OF ADDITIONAL SHARES OF COMMON STOCK. If, while there are any shares of Series B Preferred Stock outstanding, the Corporation issues or sells any Additional Shares of Common Stock (as defined below) for a consideration or price per share less than the then effective Series B Applicable Conversion Value, then in such case, the Series B Applicable Conversion Value shall, upon such issuance or sale, except as hereafter provided, be adjusted by multiplying the then effective Series B Applicable Conversion Value by a fraction:

                    (i) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of shares of Additional Shares of Common Stock so issued would purchase at the Series B Applicable Conversion Value, and

                    (ii) the  denominator  of which  shall be (a) the  number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (b) the number of Additional Shares of Common Stock so issued; and the product so obtained shall thereafter be the Series B Applicable Conversion Value. The Series B Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of each successive sale or issuance. No adjustment shall be made under this Section 6e(1) to the Series A
                         Conversion Value upon the issuance or sale of Additional Shares of Common Stock.


For purpose of calculating adjustments to the Series B Applicable Conversion Value under this Section 6e(1), "Common Stock" shall be deemed to include any class or series of Common Stock or Preferred Stock of the Corporation assuming full conversion of such Preferred Stock. For purposes of this Section 6e(1), the term "Additional Shares of Common Stock" shall mean all shares of Common Stock or Preferred Stock other than (a) the issuance of any shares of Common Stock, or options therefor, that is approved in writing by the holders of a majority of the shares of Series B Preferred Stock outstanding as of the date of such issuance, (b) the issuance of any shares of Common Stock upon the conversion of any Preferred Stock, or (c) the issuance of any Common Stock upon the exercise of any options granted under (a) above or upon the exercise of any options or warrants outstanding as of the date the Articles of Amendment to the
Corporation's Articles of Incorporation creating the Series B Preferred Stock are filed with the Secretary of State of the State of Oregon.

                    (2) UPON ISSUANCES OF WARRANTS, OPTIONS OR RIGHTS TO COMMON STOCK. For the purposes of Section 6e(1), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options, subscriptions or purchase rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of Additional Shares of Common Stock if the Net Consideration Per Share (as hereinafter defined) that may be received by the Corporation for such Additional Shares of Common Stock shall be less than the Series B Applicable Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time of such obligation, agreement or undertaking is made or arises. No adjustment of the Series B Applicable Conversion Value shall be made under
Section 6e(1) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options, or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

If the Net Consideration Per Share of any such warrants, options, subscriptions or purchase rights or convertible securities is decreased from time to time, then, upon the effectiveness of each such change, the Series B Applicable Conversion Value shall be adjusted to the Series B Conversion Value that would have been obtained (a) had the adjustments made upon the issuance of such warrants, options, rights or convertible securities been made upon the actual basis of the actual Net Consideration Per Share of such securities, and (b) had adjustments made to the Series B Applicable Conversion Value since the date of issuance of such securities been made to the Series B Conversion Value as adjusted pursuant to Section 6e(1) above. Any adjustment of the Series B Applicable Conversion Value with respect to Section 6e(1) which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that such Series B Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series B Conversion Value in effect at the time of issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Series B Applicable Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued.

For purposes of this Section 6e(2), the "Net Consideration Per Share" that may be received by the Corporation shall be determined as follows;

                    (i) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

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

                    (ii) The "Net  Consideration Per Share" that may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

                    (3) CONSIDERATION OTHER THAN CASH. For purposes of Section 6e(1), if a part or all of the consideration received by the Corporation in connection with the issuance of Additional Shares of Common Stock consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                    (4) EXCEPTIONS. Section 6e(1) shall not apply under any of the circumstances that would constitute an Extraordinary Common Stock Event (as defined in Section 6e(5)).

                    (5) EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for the Series A and Series B Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value for the Series A Preferred Stock or Series B Preferred Stock, as the case may be, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean the (i) issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                 f. DIVIDENDS. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of Series A Preferred Stock and Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation that they would have received had their Series A Preferred

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

Stock or Series B Preferred Stock, as the case may be, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 6j), retained such securities or such other assets receivable by them during such period, giving application to all adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series A Preferred Stock or Series B Preferred Stock, as the case may be.

                 g. RECAPITALIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than that a subdivision or combination of shares, stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), then and in each such event the holder of each share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                 h. CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock and Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the same number of shares of Common Stock issuable to the holders of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Preferred Stock or Series B Preferred Stock, as the case may be, after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 6 (including adjustment of the Applicable Conversion Value then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock or Series B Preferred Stock, as the case may be) shall be applicable after that event in as nearly equivalent a manner as may be possible.

                 Each holder of Series A Preferred Stock and Series B Preferred Stock, upon the occurrence of a capital reorganization, merger or consolidation of the Corporation, or the sale of all or substantially all the Corporation's assets and properties as such events are more fully set forth in the first

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paragraph  of this  Section 6h,  shall have the option of electing  treatment of such holder's shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, under either this Section 6h and Section 6a or Sections 4a and 4b hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) days before the effective date of such transaction.

                 i. CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment or readjustment of the Applicable Conversion Rate for the Series A Preferred Stock or Series B Preferred Stock, the Corporation will furnish each holder of Series A Preferred Stock or Series B Preferred Stock, as the case may be, with a certificate showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

                 j. EXERCISE OF CONVERSION PRIVILEGE. To exercise a conversion privilege, a holder of Series A Preferred Stock or Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at the office that such holder elects to convert such shares. The certificate or certificates for shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, being converted, is the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, being converted, (i) such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, in accordance with the provisions of this Section 6, (ii) in the case of the Series A Preferred Stock only, cash in the amount of all unpaid Accruing Dividends on such shares of Series A Preferred Stock (whether or not declared),
(iii) in the case of both the Series A and Series B Preferred Stock, any other dividends declared but unpaid thereon, computed up to and including the Conversion Date, and (iv) cash, as provided in Section 6k, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall cease and the person or person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                 k. CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the conversion of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock or Series B Preferred Stock, as the case may be, the Corporation shall pay to the holder of the shares of Series A Preferred Stock or

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

Series B Preferred Stock, as the case may be, which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, being converted.

                 l. PARTIAL CONVERSION. In the event some but not all of the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to the holder a new certificate representing the number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, that were not converted.

                 m. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock and Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         B. COMMON STOCK

              1. VOTING RIGHTS. Except as otherwise required by law or expressly provided in these Articles of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation on all matters submitted to a vote of shareholders of the Corporation.

              2. DIVIDENDS. Subject to any preferential rights of Preferred Stock then outstanding, holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

              3. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of a liquidation, dissolution or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled, unless otherwise required by law or expressly provided in these Articles of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively.


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